EXHIBIT 99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 20, 2004

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

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Item 2.	Other Events and Regulation FD Disclosure

MVB Financial Corp (MVBF) announced a 5% stock dividend today, April 20, 2004, at its Annual Shareholders meeting. The stock dividend will be paid August 15, 2004 to holders of record July 1, 2004. No fractional shares will be issued. Cash will be issued in lieu of fractional shares at the rate of $13.50 per full share.

Questions related to the above scheduled be directed to James R. Martin, President at (304) 367-8688 or Judith A. Merico, Secretary, at (304) 367-8681.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004	MVB Financial Corp.

	By	/s/ James R. Martin

James R. Martin
President

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